Exhibit 99.1
LENDINGTREE REPORTS FOURTH QUARTER 2025 RESULTS

•Consolidated revenue of $319.7 million
•GAAP net income of $144.7 million or $10.27 per diluted share, inclusive of $146.4 million tax benefit to reduce the full valuation allowance against our net deferred tax assets
•Variable marketing margin (VMM) of $92.0 million
•Adjusted EBITDA of $36.7 million
•Adjusted net loss per share of $(0.39)

CHARLOTTE, NC - March 2, 2026 - LendingTree, Inc. (NASDAQ: TREE), operator of LendingTree.com, the nation's leading online financial services marketplace, today announced results for the quarter ended December 31, 2025. The Company has posted a shareholder letter on its investor relations website at investors.lendingtree.com.
"We are thrilled to report Q4 revenue of $319.7 million, a record performance for the fourth quarter in the company's history,” said Scott Peyree, President and CEO. "VMM of $92.0 million was the second highest Q4 performance ever, and is emblematic of the strong relationships we maintain with our lender and insurance carrier partners. The Insurance segment has remained a standout performer, and we see no signs of a slowdown in demand from partners looking for new policyholders, or customers searching to lower their monthly insurance payments. We steadily took market share from our Insurance marketplace competitors throughout 2025, and we forecast this trend will continue in the new year."
"Our company enters 2026 from a strong financial position as we begin executing on our strategy to 'Be the #1 Destination to Shop for Financial Products.' This North Star shapes everything the team is working on to improve consumer satisfaction, deepen our relationships with network partners, and embed advances in AI into both our internal workstreams and customer funnels," Peyree added.
Jason Bengel, CFO, added, "Our commitment to generating operating leverage on continued strong VMM growth was evidenced again in Q4, with AEBITDA increasing 14% YoY on 6% growth in VMM. Results exceeded prior guidance due to Insurance performance, as segment profit grew slightly over a difficult Q4 comparison last year, a record result for the business. The company's financial profile strengthened further, with net leverage ending the year at 2.4x, a decline from 3.5x at year-end 2024. We remain well positioned to enjoy another year of healthy growth in our financial results."
Fourth Quarter 2025 Business Highlights
•Insurance segment revenue of $214.6 million increased 25% from fourth quarter 2024 and translated into segment profit of $48.1 million, a slight increase over the same period.
•Consumer segment revenue of $68.6 million increased 23% over fourth quarter 2024.
◦Within Consumer, personal loans revenue of $29.1 million increased 10% over prior year while Small Business revenue grew 78% in the period.

•Home segment revenue of $36.2 million increased 6% over fourth quarter 2024 and produced segment profit of $10.4 million, an 11% decrease over the same period.

LendingTree Summary Financial Metrics
(In millions, except per share amounts)

	Three Months Ended December 31,		Y/Y	Three Months Ended September 30,	Q/Q
	2025	2024	% Change	2025	% Change

Total revenue	$319.7	$261.5	22%	$307.8	4%

Income before income taxes	$13.5	$9.1	48%	11.6	16%
Income tax benefit (expense)	131.2	(1.6)	(8300)%	(1.4)	(9471)%
Net income	$144.7	$7.5	1829%	$10.2	1319%
Net income % of revenue	45%	3%		3%

Income per share
Basic	$10.54	$0.56		$0.75
Diluted	$10.27	$0.55		$0.73

Variable marketing margin
Total revenue	$319.7	$261.5	22%	$307.8	4%
Variable marketing expense (1) (2)	$(227.7)	$(174.8)	30%	$(214.6)	6%
Variable marketing margin (2)	$92.0	$86.7	6%	$93.2	(1)%
Variable marketing margin % of revenue (2)	29%	33%		30%

Adjusted EBITDA (2)	$36.7	$32.2	14%	$39.8	(8)%
Adjusted EBITDA % of revenue (2)	11%	12%		13%
Adjusted EBITDA % of variable marketing margin (2)	40%	37%		43%

Adjusted net (loss) income (2)	$(5.4)	$15.8	(134)%	$23.8	(123)%

Adjusted net (loss) income per share (2)	$(0.39)	$1.16	(134)%	$1.70	(123)%

(1)	Represents the portion of selling and marketing expense attributable to variable costs paid for advertising, direct marketing and related expenses. Excludes overhead, fixed costs and personnel-related expenses.
(2)	Variable marketing expense, variable marketing margin, variable marketing margin % of revenue, adjusted EBITDA, adjusted EBITDA % of revenue, adjusted EBITDA % of variable marketing margin, adjusted net income and adjusted net income per share are non-GAAP measures. Please see "LendingTree's Reconciliation of Non-GAAP Measures to GAAP" and "LendingTree's Principles of Financial Reporting" below for more information.

LendingTree Segment Results
(In millions)

	Three Months Ended December 31,		Y/Y	Three Months Ended September 30,	Q/Q
	2025	2024	% Change	2025	% Change
Home (1)
Revenue	$36.2	$34.0	6%	$38.1	(5)%
Segment profit	$10.4	$11.7	(11)%	$11.8	(12)%
Segment profit % of revenue	29%	34%		31%

Consumer (2)
Revenue	$68.6	$55.6	23%	$66.2	4%
Segment profit	$35.0	$28.2	24%	$35.2	(1)%
Segment profit % of revenue	51%	51%		53%

Insurance (3)
Revenue	$214.6	$171.7	25%	$203.5	5%
Segment profit	$48.1	$48.0	—%	$47.6	1%
Segment profit % of revenue	22%	28%		23%

Other (4)
Revenue	$0.3	$0.2	50%	$—	—%
(Loss) profit	$(0.1)	$—	—%	$(0.1)	—%

Total revenue	$319.7	$261.5	22%	$307.8	4%

Total segment profit	$93.4	$87.9	6%	$94.6	(1)%
Brand marketing expense (5)	$(1.4)	$(1.2)	17%	$(1.4)	—%
Variable marketing margin	$92.0	$86.7	6%	$93.2	(1)%
Variable marketing margin % of revenue	29%	33%		30%

(1)	The Home segment includes the following products: purchase mortgage, refinance mortgage, and home equity loans.
(2)	The Consumer segment includes the following products: credit cards, personal loans, small business loans, auto loans, deposit accounts, and debt settlement.
(3)	The Insurance segment consists of insurance quote products and sales of insurance policies. We closed the insurance agency business and ceased the sale of insurance policies in the second quarter of 2025.
(4)	The Other category includes marketing revenue and related expenses not allocated to a specific segment.
(5)	Brand marketing expense represents the portion of selling and marketing expense attributable to variable costs paid for advertising, direct marketing and related expenses that are not assignable to the segments' products. This measure excludes overhead, fixed costs and personnel-related expenses.

Financial Outlook*

Today we are issuing our outlook for the first-quarter and full-year 2026.

For first-quarter 2026:
▪Revenue: $317 - $325 million
▪Variable Marketing Margin: $94 - $99 million
▪Adjusted EBITDA: $39 - $41 million
▪AEBITDA/VMM: 41%

For full-year 2026:
▪Revenue: $1,275 - $1,330 million
▪Variable Marketing Margin: $374 - $394 million
▪Adjusted EBITDA: $150 - $160 million
▪AEBITDA/VMM: 40%
Our guidance assumes a targeted investment in our brand in the second half of the year to support our North Star strategy framework. As always, we do not assume changes in interest rates or other macro factors from current levels in our forecast.

2026 Segment Level Assumptions
•Insurance – We expect the strong carrier spend environment will continue, with segment margin improvement from Q4 as we tactically drive marketing efficiency gains
•Consumer – Investment in our Small Business concierge sales team to drive continued strong growth, with more modest acceleration in our other Consumer products with an expectation that credit expansion that occurred in 2025 will not repeat this year
•Home – Strong consumer demand for home equity products to be offset by historically low primary mortgage activity pressuring margins
Long-term Targets
Given the proven strength of our diversified business model through multiple economic cycles, we expect to continue generating a double-digit AEBITDA growth rate.
We target an AEBITDA/VMM in a range of 45%-50%, as we continue to benefit from the scalability of our digital platform, and generate efficiencies from our AI-enabled growth projects.

*LendingTree is not able to provide a reconciliation of projected variable marketing margin or adjusted EBITDA to the most directly comparable expected GAAP results due to the unknown effect, timing and potential significance of the effects of legal matters and tax considerations. Expenses associated with legal matters and tax consequences have in the past, and may in the future, significantly affect GAAP results in a particular period.

Quarterly Conference Call

A conference call to discuss LendingTree's fourth-quarter 2025 financial results will be webcast live today, March 2, 2026 at 5:00 PM Eastern Time (ET). The live webcast is open to the public and will be available on LendingTree's investor relations website at investors.lendingtree.com. Following completion of the call, a recorded replay of the webcast will be available on LendingTree's investor relations website.

LENDINGTREE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
	(in thousands, except per share amounts)
Revenue	$319,688	$261,522	$1,117,324	$900,219
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below) (1)	11,571	9,744	42,525	36,072
Selling and marketing expense (1)	238,349	185,858	812,904	635,963
General and administrative expense (1)	30,965	29,111	112,888	108,705
Product development (1)	10,577	12,937	45,251	46,358
Depreciation	3,926	4,448	16,459	18,300
Amortization of intangibles	1,288	1,467	5,190	5,889
Restructuring and severance	398	10	1,633	508
Litigation settlements and contingencies	382	6	15,661	3,797
Total costs and expenses	297,456	243,581	1,052,511	855,592
Operating income	22,232	17,941	64,813	44,627
Other (expense) income, net:
Interest expense, net	(9,394)	(9,950)	(46,787)	(27,849)
Other income (expense)	630	1,143	2,998	(54,162)
Income (loss) before income taxes	13,468	9,134	21,024	(37,384)
Income tax benefit (expense)	131,188	(1,628)	130,284	(4,320)
Net income (loss) and comprehensive income (loss)	$144,656	$7,506	$151,308	$(41,704)

Weighted average shares outstanding:
Basic	13,719	13,367	13,584	13,269
Diluted	14,080	13,591	14,062	13,269
Net income (loss) per share:
Basic	$10.54	$0.56	$11.14	$(3.14)
Diluted	$10.27	$0.55	$10.78	$(3.14)

(1) Amounts include non-cash compensation, as follows:
Cost of revenue	$72	$66	$173	$297
Selling and marketing expense	650	737	2,637	3,303
General and administrative expense	8,162	4,676	23,672	20,478
Product development	482	1,015	2,720	4,501
Restructuring and severance	—	—	255	—

LENDINGTREE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31, 2025	December 31, 2024
	(in thousands, except par value and share amounts)
ASSETS:
Cash and cash equivalents	$81,073	$106,594
Accounts receivable, net	110,582	97,790
Prepaid and other current assets	49,053	34,078
Total current assets	240,708	238,462
Property and equipment, net	32,834	42,780
Operating lease right-of-use assets	31,655	52,557
Goodwill	381,539	381,539
Intangible assets, net	38,092	43,283
Deferred income tax assets	124,867	—
Equity investments	475	1,700
Other non-current assets	5,522	7,353
Total assets	$855,692	$767,674

LIABILITIES:
Current portion of long-term debt	$3,926	$124,931
Accounts payable, trade	6,735	8,360
Accrued expenses and other current liabilities	126,803	107,185
Total current liabilities	137,464	240,476
Long-term debt	387,694	344,124
Operating lease liabilities	43,597	69,238
Deferred income tax liabilities	—	4,884
Other non-current liabilities	140	131
Total liabilities	568,895	658,853

SHAREHOLDERS' EQUITY:
Preferred stock $.01 par value; 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock $.01 par value; 50,000,000 shares authorized; 17,124,837 and 16,746,556 shares issued, respectively, and 13,769,371 and 13,391,090 shares outstanding, respectively	171	167
Additional paid-in capital	1,280,903	1,254,239
Accumulated deficit	(728,099)	(879,407)
Treasury stock; 3,355,466 and 3,355,466 shares, respectively	(266,178)	(266,178)
Total shareholders' equity	286,797	108,821
Total liabilities and shareholders' equity	$855,692	$767,674

LENDINGTREE, INC. AND SUBSIDIARIES
 CONSOLIDATED STATEMENTS OF CASH FLOWS
 (Unaudited)

	Year Ended December 31,
	2025	2024	2023
	(in thousands)
Cash flows from operating activities:
Net income (loss) and comprehensive income (loss)	$151,308	$(41,704)	$(122,404)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
(Gain) loss on impairments and disposal of assets	(71)	2,584	5,437
Amortization of intangibles	5,190	5,889	7,694
Depreciation	16,459	18,300	19,070
Non-cash compensation expense	29,457	28,579	39,682
Deferred income taxes	(129,751)	2,793	(4,692)
Loss on impairment of equity investments	1,225	58,376	114,504
Loss on impairment of goodwill	—	—	38,600
Bad debt expense	264	171	1,752
Amortization of debt issuance costs	1,609	2,168	3,137
Amortization of debt discount	498	331	—
Gain on settlement of convertible debt	(266)	(9,035)	(48,562)
Reduction in carrying amount of ROU asset, offset by change in operating lease liabilities	(1,926)	(2,839)	(4,404)
Loss on repayment of term loans	7,861	—	—
Changes in current assets and liabilities:
Accounts receivable	(13,056)	(43,007)	27,706
Prepaid and other current assets	(13,586)	(4,747)	(2,977)
Accounts payable, accrued expenses and other current liabilities	19,990	44,581	(5,541)
Income taxes receivable	(2,166)	96	(140)
Other, net	64	(278)	(1,291)
Net cash provided by operating activities	73,103	62,258	67,571
Cash flows from investing activities
Capital expenditures	(12,423)	(11,220)	(12,528)
Proceeds from the sale of fixed assets	2,497	—	—
Other investing activities	—	2	50
Net cash used in investing activities	(9,926)	(11,218)	(12,478)
Cash flows from financing activities
Payments related to net-share settlement of stock-based compensation, net of proceeds from exercise of stock options	(2,789)	(2,186)	(1,088)
Proceeds from term loan	450,000	125,000	—
Repayment of term loan	(410,375)	(12,500)	(1,875)
Repayment and repurchase of 0.50% Convertible Senior Notes	(115,007)	(158,839)	(237,464)
Payment of revolver issuance costs	(1,432)	—	—
Payment of debt issuance costs	(5,095)	(4,300)	(1,580)
Payment of original issue discount on term loan	(4,000)	(3,125)	—
Other financing activities	—	(552)	1
Net cash used in financing activities	(88,698)	(56,502)	(242,006)
Net decrease in cash, cash equivalents, restricted cash and restricted cash equivalents	(25,521)	(5,462)	(186,913)
Cash, cash equivalents, restricted cash, and restricted cash equivalents at beginning of period	106,594	112,056	298,969
Cash, cash equivalents, restricted cash, and restricted cash equivalents at end of period	$81,073	$106,594	$112,056

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Variable Marketing Expense

Below is a reconciliation of selling and marketing expense, the most directly comparable GAAP measure, to variable marketing expense. See "Lending Tree's Principles of Financial Reporting" for further discussion of the Company's use of this non-GAAP measure.

	Three Months Ended			Twelve Months Ended
	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
	(in thousands)
Selling and marketing expense	$238,349	$225,051	$185,858	$812,904	$635,963
Non-variable selling and marketing expense (1)	(10,706)	(10,483)	(11,084)	(42,224)	(40,055)
Variable marketing expense	$227,643	$214,568	$174,774	$770,680	$595,908

(1)	Represents the portion of selling and marketing expense not attributable to variable costs paid for advertising, direct marketing and related expenses. Includes overhead, fixed costs and personnel-related expenses.

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Variable Marketing Margin

Below is a reconciliation of net income (loss), the most directly comparable GAAP measure, to variable marketing margin and net income (loss) % of revenue to variable marketing margin % of revenue. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended			Twelve Months Ended
	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
	(in thousands, except percentages)
Net income (loss)	$144,656	$10,165	$7,506	$151,308	$(41,704)
Net income (loss) % of revenue	45%	3%	3%	14%	(5)%

Adjustments to reconcile to variable marketing margin:
Cost of revenue	11,571	11,017	9,744	42,525	36,072
Non-variable selling and marketing expense (1)	10,706	10,483	11,084	42,224	40,055
General and administrative expense	30,965	26,229	29,111	112,888	108,705
Product development	10,577	11,297	12,937	45,251	46,358
Depreciation	3,926	3,995	4,448	16,459	18,300
Amortization of intangibles	1,288	1,288	1,467	5,190	5,889
Restructuring and severance	398	80	10	1,633	508
Litigation settlements and contingencies	382	69	6	15,661	3,797
Interest expense, net	9,394	17,907	9,950	46,787	27,849
Other (income) expense	(630)	(732)	(1,143)	(2,998)	54,162
Income tax (benefit) expense	(131,188)	1,426	1,628	(130,284)	4,320
Variable marketing margin	$92,045	$93,224	$86,748	$346,644	$304,311
Variable marketing margin % of revenue	29%	30%	33%	31%	34%

(1)	Represents the portion of selling and marketing expense not attributable to variable costs paid for advertising, direct marketing and related expenses. Includes overhead, fixed costs and personnel-related expenses.

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Adjusted EBITDA

Below is a reconciliation of net income (loss), the most directly comparable GAAP measure, to adjusted EBITDA and net income (loss) % of revenue to adjusted EBITDA % of revenue. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended			Twelve Months Ended
	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
	(in thousands, except percentages)
Net income (loss)	$144,656	$10,165	$7,506	$151,308	$(41,704)
Net income (loss) % of revenue	45%	3%	3%	14%	(5)%
Adjustments to reconcile to adjusted EBITDA:
Amortization of intangibles	1,288	1,288	1,467	5,190	5,889
Depreciation	3,926	3,995	4,448	16,459	18,300
Restructuring and severance	398	80	10	1,633	508
(Gain) loss on impairments and disposal of assets	(918)	593	1,797	(71)	2,584
Loss on impairment of investments	—	—	—	1,225	58,376
Non-cash compensation	9,366	5,002	6,494	29,202	28,579
Litigation settlements and contingencies	382	69	6	15,661	3,797
Interest expense, net	9,394	17,907	9,950	46,787	27,849
Dividend income	(631)	(730)	(1,144)	(4,223)	(4,385)
Income tax (benefit) expense	(131,188)	1,426	1,628	(130,284)	4,320
Adjusted EBITDA	$36,673	$39,795	$32,162	$132,887	$104,113
Adjusted EBITDA % of revenue	11%	13%	12%	12%	12%

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Adjusted Net (Loss) Income

Below is a reconciliation of net income (loss), the most directly comparable GAAP measure, to adjusted net (loss) income and net income (loss) per diluted share to adjusted net (loss) income per share. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended			Twelve Months Ended
	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
	(in thousands, except per share amounts)
Net income (loss)	$144,656	$10,165	$7,506	$151,308	$(41,704)
Interest on convertible notes, net of tax	—	—	—	234	—
Net income (loss) attributable to shareholders	$144,656	$10,165	$7,506	$151,542	$(41,704)
Adjustments to reconcile to adjusted net (loss) income:
Restructuring and severance	398	80	10	1,633	508
(Gain) loss on impairments and disposal of assets	(918)	593	1,797	(71)	2,584
Loss on impairment of investments	—	—	—	1,225	58,376
Non-cash compensation	9,366	5,002	6,494	29,202	28,579
Litigation settlements and contingencies	382	69	6	15,661	3,797
Loss (gain) on extinguishment of debt	—	7,861	—	7,595	(9,035)
Income tax benefit from adjusted items	(13,789)	—	—	(13,789)	—
Excess tax expense from stock-based compensation	950	—	—	950	—
Income tax benefit from valuation allowance	(146,428)	—	—	(146,428)	—
Adjusted net (loss) income	$(5,383)	$23,770	$15,813	$47,520	$43,105
Interest on convertible notes, net of tax	—	—	—	—	1,871
Adjusted net (loss) income attributable to shareholders	$(5,383)	$23,770	$15,813	$47,520	$44,976

Net income (loss) per diluted share	$10.27	$0.73	$0.55	$10.78	$(3.14)
Adjustments to reconcile net income (loss) to adjusted net (loss) income	(10.66)	0.97	0.61	(7.40)	6.39
Adjustments to reconcile effect of dilutive securities	—	—	—	—	(0.06)
Adjusted net (loss) income per share	$(0.39)	$1.70	$1.16	$3.38	$3.19

Adjusted weighted average diluted shares outstanding	13,719	13,988	13,591	14,062	14,121
Effect of dilutive securities	361	—	—	—	235
Effect of dilutive convertible notes	—	—	—	—	617
Weighted average diluted shares outstanding	14,080	13,988	13,591	14,062	13,269
Effect of dilutive securities	361	365	224	358	—
Effect of dilutive convertible notes	—	—	—	120	—
Weighted average basic shares outstanding	13,719	13,623	13,367	13,584	13,269

LENDINGTREE’S PRINCIPLES OF FINANCIAL REPORTING
LendingTree reports the following non-GAAP measures as supplemental to GAAP:

•Variable marketing expense
•Variable marketing margin
•Variable marketing margin % of revenue
•Earnings Before Interest, Taxes, Depreciation and Amortization, as adjusted for certain items discussed below ("Adjusted EBITDA")
•Adjusted EBITDA % of revenue
•Adjusted EBITDA % of variable marketing margin
•Adjusted net (loss) income
•Adjusted net (loss) income per share

Variable marketing expense, variable marketing margin and variable marketing margin % of revenue are related measures of the effectiveness of the Company's marketing efforts. Variable marketing expense represents the portion of selling and marketing expense attributable to variable costs paid for advertising, direct marketing, and related expenses, and excludes overhead, fixed costs, and personnel-related expenses. Variable marketing margin is a measure of the efficiency of the Company’s operating model, measuring revenue after subtracting variable marketing expense. The Company’s operating model is highly sensitive to the amount and efficiency of variable marketing expenditures, and the Company’s proprietary systems are able to make rapidly changing decisions concerning the deployment of variable marketing expenditures (primarily but not exclusively online and mobile advertising placement) based on proprietary and sophisticated analytics.

Adjusted EBITDA, adjusted EBITDA % of revenue, and adjusted EBITDA % of variable marketing margin are primary metrics by which LendingTree evaluates the operating performance of its businesses, on which its marketing expenditures and internal budgets are based and, in the case of adjusted EBITDA, by which management and many employees are compensated in most years.

Adjusted net (loss) income and adjusted net (loss) income per share supplement GAAP net income (loss) and GAAP net income (loss) per diluted share by enabling investors to make period to period comparisons of those components of the most directly comparable GAAP measures that management believes better reflect the underlying financial performance of the Company’s business operations during particular financial reporting periods. Adjusted net (loss) income and adjusted net (loss) income per share exclude certain amounts, such as non-cash compensation, non-cash asset impairment charges, gain/loss on disposal of assets, gain/loss on investments, restructuring and severance, litigation settlements and contingencies, acquisition and disposition income or expenses including with respect to changes in fair value of contingent consideration, gain/loss on extinguishment of debt, contributions to the LendingTree Foundation, one-time items which are recognized and recorded under GAAP in particular periods but which might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded, the effects to income taxes of the aforementioned adjustments, any excess tax benefit or expense associated with stock-based compensation recorded in net income in conjunction with FASB pronouncement ASU 2016-09, and income tax (benefit) expense from a full valuation allowance. LendingTree believes that adjusted net income and adjusted net income per share are useful financial indicators that provide a different view of the financial performance of the Company than adjusted EBITDA (the primary metric by which LendingTree evaluates the operating performance of its businesses) and the GAAP measures of net income and GAAP net income per diluted share.

These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. LendingTree provides and encourages investors to examine the reconciling adjustments between the GAAP and non-GAAP measures set forth above.

Definition of LendingTree's Non-GAAP Measures
Variable marketing margin is defined as revenue less variable marketing expense. Variable marketing expense is defined as the expense attributable to variable costs paid for advertising, direct marketing and related expenses, and excluding overhead, fixed costs and personnel-related expenses. The majority of these variable advertising costs are expressly intended to drive traffic to our websites and these variable advertising costs are included in selling and marketing expense on the Company's consolidated statements of operations and consolidated income.

EBITDA is defined as net income (loss) excluding interest, income taxes, amortization of intangibles and depreciation.

Adjusted EBITDA is defined as EBITDA excluding (1) non-cash compensation expense, (2) non-cash impairment charges, (3) gain/loss on disposal of assets, (4) gain/loss on investments, (5) restructuring and severance expenses, (6) litigation settlements and contingencies, (7) acquisitions and dispositions income or expense (including with respect to changes in fair value of contingent consideration), (8) contributions to the LendingTree Foundation,(9) dividend income, and (10) one-time items.

Adjusted net (loss) income is defined as net income (loss) excluding (1) non-cash compensation expense, (2) non-cash impairment charges, (3) gain/loss on disposal of assets, (4) gain/loss on investments, (5) restructuring and severance expenses, (6) litigation settlements and contingencies, (7) acquisitions and dispositions income or expense (including with respect to changes in fair value of contingent consideration), (8) gain/loss on extinguishment of debt, (9) contributions to the LendingTree Foundation, (10) one-time items, (11) the effects to income taxes of the aforementioned adjustments, (12) any excess tax benefit or expense associated with stock-based compensation recorded in net income in conjunction with FASB pronouncement ASU 2016-09, and (13) income tax (benefit) expense from a full valuation allowance.

Adjusted net (loss) income per share is defined as adjusted net (loss) income divided by the adjusted weighted average diluted shares outstanding. For periods which the Company reports GAAP loss, the effects of potentially dilutive securities are excluded from the calculation of net loss per diluted share because their inclusion would have been anti-dilutive. In periods where the Company reports GAAP loss but reports positive non-GAAP adjusted net income, the effects of potentially dilutive securities are included in the denominator for calculating adjusted net income per share if their inclusion would be dilutive.

LendingTree endeavors to compensate for the limitations of these non-GAAP measures by also providing the comparable GAAP measures with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.

One-Time Items

Adjusted EBITDA and adjusted net income are adjusted for one-time items, if applicable. Items are considered one-time in nature if they are non-recurring, infrequent or unusual, and have not occurred in the past two years or are not expected to recur in the next two years, in accordance with SEC rules. For the periods presented in this report, there are no adjustments for one-time items.

Non-Cash Expenses That Are Excluded From LendingTree's Adjusted EBITDA and Adjusted Net Income

Non-cash compensation expense consists principally of expense associated with the grants of restricted stock, restricted stock units and stock options. These expenses are not paid in cash and LendingTree includes the related shares in its calculations of fully diluted shares outstanding. Upon settlement of restricted stock units, exercise of certain stock options or vesting of restricted stock awards, the awards may be settled on a net basis, with LendingTree remitting the required tax withholding amounts from its current funds. Cash expenditures for employer payroll taxes on non-cash compensation are included within adjusted EBITDA and adjusted net income.

Amortization of intangibles are non-cash expenses relating primarily to acquisitions. At the time of an acquisition, the intangible assets of the acquired company, such as purchase agreements, technology and customer relationships, are valued and amortized over their estimated lives. Amortization of intangibles are only excluded from adjusted EBITDA.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
The matters contained in the discussion above may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations or anticipations of LendingTree and members of our management team. Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: adverse conditions in the primary and secondary mortgage markets and in the economy, particularly interest rates and inflation; default rates on loans, particularly unsecured loans; demand by investors for unsecured personal loans; the effect of such demand on interest rates for personal loans and consumer demand for personal loans; seasonality of results; potential liabilities to secondary market purchasers; changes in the Company's relationships with network partners, including dependence on certain key network partners; breaches of network security or the misappropriation or misuse of personal consumer information; failure to provide competitive service; our ability to compete effectively and adapt to competitive pressures in each of our businesses, including from disintermediation as well as technological change, digital disruption and other types of innovation such as artificial intelligence; failure to maintain brand recognition; ability to attract and retain consumers in a cost-effective manner; the effects of potential acquisitions of other businesses, including the ability to integrate them successfully with LendingTree’s existing operations; accounting rules related to excess tax benefits or expenses on stock-based compensation that could materially affect earnings in future periods; ability to develop new products and services and enhance existing ones; effects of changing laws, rules or regulations on our business model; allegations of failure to comply with existing or changing laws, rules or regulations, or to obtain and maintain required licenses; failure of network partners or other affiliated parties to comply with regulatory requirements; failure to maintain the integrity of systems and infrastructure; liabilities as a result of privacy regulations; failure to adequately protect intellectual property rights or allegations of infringement of intellectual property rights; and changes in management. These and additional factors to be considered are set forth under “Risk Factors” in our Annual Report on Form 10-K for the period ended December 31, 2025, and in our other filings with the Securities and Exchange Commission. LendingTree undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

About LendingTree, Inc.

LendingTree, Inc. is the parent of LendingTree, LLC and several companies owned by LendingTree, LLC (collectively, "LendingTree" or the "Company").

LendingTree is one of the nation's largest, most experienced online financial platforms, created to give consumers the power to win financially. LendingTree provides customers with access to the best offers on loans, credit cards, insurance and more through its network of approximately 530 financial partners. Since its founding, LendingTree has helped millions of customers obtain financing, save money, and improve their financial and credit health in their personal journeys. With a portfolio of innovative products and tools and personalized financial recommendations, LendingTree helps customers achieve everyday financial wins.

LendingTree, Inc. is headquartered in Charlotte, NC. For more information, please visit www.lendingtree.com.

Investor Relations:
investors@lendingtree.com

Media Relations:
press@lendingtree.com